                                                                     Exhibit 3.1

                      RESTATED ARTICLES OF INCORPORATION

                                      OF

                         ENERGYNORTH NATURAL GAS, INC.

                                   ARTICLE I
                                   ---------

          The name of the corporation shall be --

                         ENERGYNORTH NATURAL GAS, INC.

                                  ARTICLE II
                                  ----------

          The period of the Corporation's duration is perpetual.

                                  ARTICLE III
                                  -----------

          The principal purpose for which the Corporation is organized is the distribution of gas and related by-products within and without the State of New Hampshire.

          The Corporation is empowered to transact any and all lawful business for which a corporation may be incorporated under RSA 293-A.

                                  ARTICLE IV
                                  ----------

          The amount of the authorized capital stock of this Corporation shall be $4,750,000, divided into two classes as follows: 17,500 shares of Preferred Stock with a par value of $100 per share and 120,000 shares of Common Stock with a par value of $25 per share.

          The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of stock are as follows:

                                  DIVISION I

                    PROVISIONS RELATING TO PREFERRED STOCK

                          PART A.  GENERAL PROVISIONS

          SECTION 1.  Issuance in Series.  (a)  The Preferred Stock may be
          ---------   ------------------
issued from time to time as shares of one or more series by a resolution or resolutions adopted by the holders of the Corporation's Common Stock. The initial series is designated "Series A Preferred Stock" and the number of shares comprising such series and the particular terms and provisions with respect to such series are set forth in subdivision B of this Division I. With respect to each other series of Preferred Stock, the resolution or resolutions providing for the issue of shares of each such series shall fix:
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                                     - 2 -


     (1)  the number of shares comprising such series;

     (2)  the distinctive designation of such series;

     (3)  the annual dividend rate for such series;

     (4) the redemption price or prices for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption for a sinking fund (the term "sinking fund" as used in this Article IV shall mean and include any sinking fund, purchase fund or any other provision for the periodic retirement of shares) and a different redemption price or scale of redemption prices applicable to any redemption made at the option of the Corporation;

     (5) the provisions, if any, respecting a sinking fund for shares of such series;

     (6) the voting rights, if any, of the holders of the shares of such series, which may be general or limited;

     (7) the terms, if any, upon which shares of such series shall be convertible into, or exchangeable for shares of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment thereof, if any; and

     (8) generally, the other powers, preferences and rights, and any qualifications, limitations or restrictions thereof, of such series, provided, however, that no such powers, preferences, rights, qualifications, limitations or restrictions shall be in conflict with these Articles of Agreement or any amendment thereto providing for the issue of any other series of Preferred Stock of which there are shares outstanding.

     (b) All shares of Preferred Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all respects except as provided pursuant to paragraph (a) of this Section 1; and the shares of Preferred stock of any one series shall be identical with each other in all respects, except, if dividends thereon are cumulative, as to the dates from and after which dividends thereon shall be cumulative. As used herein, the term "of equal rank" means neither enjoying nor being subject to any priority with respect either to payment of dividends or to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, and has no reference to the rate or amount of such dividends of distributions or to other terms of the shares.
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                                     - 3 -

     (c) The shares of Preferred Stock may be issued for such consideration, not less than $100 per share, as shall be fixed from time to time by the Board of Directors.

     SECTION 2.  Dividend Rights.  The holders of Preferred Stock of each series
     ---------   ---------------
shall be entitled to receive, out of any funds legally available for the purpose, when and as declared by the Board of Directors, cumulative cash dividends thereon at the rate set forth in subdivision B of this Division I in the case of the Series A Preferred Stock and in the case of each other such series, cash dividends at such rate per annum, which may or may not be cumulative, all as shall be fixed at the time of the creation of such series, and no more. Dividends on the Preferred Stock of all series shall be payable quarterly on the first day of the months of January, April, July and October in each year. Accumulations of dividends shall not bear interest. Whenever there shall be paid on the Preferred Stock of any series the full amount or any part of the dividends payable thereon, there shall also be paid at the same time upon the shares of each other series of Preferred Stock then outstanding entitled to receive cumulative dividends the full amount or the same proportionate part, as the case may be, of the dividends payable thereon.

     SECTION 3.  Restrictions on Junior Stock Dividends and Distributions.  So
     ---------   --------------------------------------------------------
long as any of the Preferred Stock shall remain outstanding, no dividend (other than a dividend payable in shares of Junior Stock) shall be paid or declared, nor any distribution made on Junior Stock and no Junior Stock shall be redeemed, purchased, retired or otherwise acquired either directly or indirectly unless

     (a) all dividends on all Preferred Stock of each series then outstanding for the current quarterly dividend period and, if dividends on any such series are cumulative, for all past dividend periods, shall have been paid or declared and a sum sufficient for the payment thereof set apart;

     (b) all sinking fund payments in respect of Preferred Stock of all series then outstanding required to have been made by the Corporation shall have been duly made; and

     (c) any additional conditions with respect to the payment or making of any such dividends, distributions, purchases, retirements or other acquisitions contained in the provisions of these Articles of Agreement, as from time to time amended, relating to any series of Preferred Stock then outstanding shall have been satisfied.

     SECTION 4.  Preference upon Liquidation, Dissolution or Winding Up.  In the
     ---------   ------------------------------------------------------
event of any partial or complete liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, before any distribution shall be made to the holders of any shares of Junior Stock, the Preferred
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                                     - 4 -

Stock of each series shall be entitled to receive for each share thereof, out of any legally available assets of the Corporation:

     (a) if such liquidation, dissolution or winding up shall be voluntary, a sum in cash equal to the redemption price that would have been payable had the Corporation, instead, at its option redeemed the same on the date when the first distribution is made upon the Preferred Stock in connection with such voluntary liquidation, dissolution or winding up; or

     (b) if such liquidation, dissolution or winding up shall be involuntary, a sum in cash equal to $100 per share;

plus, in each case, an amount equal to all unpaid cumulative dividends thereon, whether or not declared or earned, accrued to the date when payment of such preferential amounts shall be made available to the holders of the Preferred Stock; and the Preferred Stock shall be entitled to no further participation in such distribution;

     If, upon any such liquidation, dissolution or winding up of the affairs of the Corporation, the assets of the Corporation available for distribution as aforesaid among the holders of the Preferred Stock shall be insufficient to permit the payment of them of the full preferential amounts aforesaid, then the entire assets of the Corporation so as to be distributed shall be distributed ratably among the holders of the Preferred Stock in proportion to the full preferential amounts to which they are respectively entitled.

     A consolidation or merger of the Corporation, or a sale or transfer of all or substantially all of its assets as an entirety shall not be regarded as a "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this Section 4.

     SECTION 5.  Redemption.  (a)  Subject to any restrictions contained in
     ---------   ----------
these Articles of Agreement, as amended, or in resolutions of the holders of the Corporation's Common Stock or its Board of Directors, relating to any series of Preferred Stock then Outstanding, the Corporation may, at its option, expressed by resolution of its Board of Directors, at any time redeem the whole or any part of the Preferred Stock or of any series thereof at the time outstanding, by the payment in cash for each share of stock to be redeemed of the then applicable redemption price or prices, as set forth in Section 1 of subdivision B of this Division I as in the case of the Series A Preferred Stock, and as shall be fixed at the time of the creation thereof in the case of each other such series, plus, in any such case, a sum of money equivalent to all accrued and unpaid cumulative dividends, whether or not declared or earned, thereon to the date fixed for redemption and, in the case
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                                     - 5 -

of noncumulative dividends, equivalent to all dividends declared and unpaid.

     Notice of any proposed redemption of shares of Preferred Stock shall be given by the Corporation by mailing a copy of such notice at least 30 days prior to the date fixed for such redemption to the holders of record of the shares of Preferred Stock to be redeemed, at their respective addresses appearing on the books of the Corporation. Said notice shall specify the shares called for redemption, the redemption price and the place at which and the date on which the shares called for redemption will, upon presentation and surrender of the certificates of stock evidencing such shares, be redeemed and the redemption price therefor paid.

     If less than all of the shares of any series of Preferred Stock then outstanding are to be redeemed, the shares to be redeemed shall be selected, by such method, either by lot or pro rata, as shall from time to time be determined by resolution of the Board of Directors, subject to any limitation contained in resolutions of the Board of Directors or in these Articles of Agreement, as amended, providing for any series of Preferred Stock.

     From and after the date fixed in any such notice as the date of redemption, unless default shall be made by the Corporation in providing moneys at the time and place specified for the payment of the redemption price pursuant to said notice, all cumulative dividends on the Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation except the right to receive the redemption price, but without interest, shall cease and determine; provided, however, the Corporation may, in the event of any such redemption, and prior to the redemption date specified in the notice thereof, deposit in trust, for the account of the holders of the Preferred Stock to be redeemed, with a bank or trust company having an office located in Nashua, New Hampshire or New York, New York, and having a capital surplus and undivided profits aggregating not less than $9,000,000, all funds necessary for such redemption, and thereupon all shares of the Preferred Stock with respect to which such deposit shall have been made shall forthwith upon the making of such deposit no longer be deemed to be outstanding, and all rights of the holders thereof with respect to such shares of Preferred Stock shall thereupon cease and terminate, except the right of such holders to receive from the funds so deposited the amount payable upon the redemption thereof, but without interest, or, if any right of conversion conferred upon such shares shall not, by the terms thereof, previously have expired, to exercise the right of conversion thereof on or before the redemption date specified in such notice, unless such right of conversion by the terms thereof expires at any earlier time, and then only on or before such earlier time for the expiration of such right of conversion. Any funds so set aside or deposited which, because of the exercise of any right of conversion of shares called
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                                     - 6 -

for redemption, shall not be required for such redemption, shall be released or repaid forthwith to the Corporation. Any funds so set aside or deposited, which shall be unclaimed at the end of 5 years from such redemption date, shall be released or repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, and any depositary thereof shall thereby be relieved of all responsibility in respect thereof, after which release or repayment the holders of shares so called for redemption shall look only to the Corporation for payment of the redemption price, but without interest. Any interest on funds so deposited which may be allowed by any bank or trust company with which such deposit was made shall belong to the Corporation.

     (b) If and so long as any quarterly cumulative dividend on any series of Preferred Stock shall be in arrears, the Corporation shall not redeem, purchase or otherwise acquire, by way of sinking fund payments or otherwise, any Preferred Stock unless all outstanding shares of Preferred Stock entitled to receive cumulative dividends are simultaneously redeemed.

     (c) Whenever there shall be deposited or set aside the whole or any part of the funds required to be deposited or set aside by the Corporation as a sinking fund for any series of Preferred Stock there shall be also deposited or set aside at the same time the full amount or the same proportionate part, as the case may be, of the funds, if any, then due to be deposited or set aside as sinking fund for each other series of Preferred Stock then outstanding.

     (d) Prior to or simultaneously with any purchase, retirement or redemption of any share or shares of any series of Preferred Stock (other than purchases, retirements or redemptions made pursuant to any sinking fund) the Corporation shall set aside sufficient moneys to effect the redemption, in the manner and at the price hereinabove in paragraph (a) of this Section 5 provided, of a like proportion of shares of each other series of Preferred Stock then outstanding.

     (e) All shares of Preferred Stock which shall have been redeemed, converted, purchased or otherwise acquired by the Corporation shall be retired and cancelled and shall have the status of authorized but unissued shares of Preferred Stock, subject to any limitation contained in resolutions of the holders of the Corporation's Common Stock or its Board of Directors or in these Articles of Agreement, as amended, providing for any series of Preferred Stock then outstanding.

     SECTION 6.  Voting Rights of the Preferred Stock.  Except as otherwise
     ---------   ------------------------------------
expressly provided in these Articles of Agreement, as amended, or as may be required by law, the holders of the Preferred Stock shall have no voting rights for the election of directors or in respect to any other matter.
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                                     - 7 -

     (a)  Voting Rights with Respect to Election of Directors:
          ---------------------------------------------------

          (1) If at any time the Corporation shall be in arrears in the payment of six quarterly dividends, in whole or in part, whether or not consecutive, on any series of Preferred Stock entitled to receive cumulative dividends, or if at any time the Corporation shall be in default in setting aside the required funds for the sinking fund provided for any series of the Preferred Stock or in redeeming the required shares of Preferred Stock of any series through such sinking fund, the occurrence of any such contingency shall mark the beginning of a period (hereinafter referred to as a Default Period) which shall extend until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the then current quarterly dividend period on all shares of Preferred Stock of all series then outstanding entitled to receive cumulative dividends shall have been paid or declared and funds for the payment thereof set apart and until all such sinking fund defaults have been cured in full;

          (2) Upon the beginning and continuing for the duration of any Default Period, the holders of the Preferred Stock voting separately and as a class shall be solely entitled, at each meeting of Stockholders at which directors are elected, to elect the smallest number of directors necessary to constitute one-third of the full Board of Directors (such members of the Board of Directors of the Corporation elected by the holders of the Preferred Stock being hereinafter called "Preferred Directors"). During any such Default Period the remaining members of the Board of Directors shall be elected by the holders of the other class or classes of stock of the Corporation then outstanding and entitled to vote for the election of directors. At each election of Directors by a class vote pursuant to the provisions of this Section, the class first electing the directors which it is entitled to elect shall name the directors who are to be succeeded by the directors then elected by such class, whereupon the terms of office of the directors so named shall terminate. The term of office of the directors not so named shall terminate upon the election by any other class of the directors which it is entitled to elect;
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                                     - 8 -

          (3) If the next annual meeting of stockholders of the Corporation will not be held within 90 days after the beginning of a Default Period, then within 30 days after the beginning of a Default Period, upon the notice and in accordance with the procedure provided in the By-Laws, the Clerk of the Corporation shall call a special meeting of the stockholders of the Corporation to be held within 90 days after the beginning of such Default Period, at which meeting such holders shall vote for the election of Directors in accordance with the provisions of foregoing subparagraph (2) of this paragraph (a). If the annual meeting of stockholders will be held within 90 days after the beginning of a Default Period, the Preferred Directors shall be elected at such annual meeting of stockholders by the holders of the Preferred Stock voting as a class in the manner hereinabove provided. After the first election of Preferred Directors as herein provided, and so long as the Default Period continues, the Preferred Directors shall be elected annually by the holders of the Preferred Stock voting as a class at the annual meeting of stockholders;

          (4) The holder or holders of at least 25% in number of shares of Preferred Stock then outstanding, present in person or by proxy, shall constitute a quorum for the election of the Preferred Directors unless a greater proportion shall then be required by law. The absence at any meeting of the stockholders of the Corporation of a quorum of the holders of shares of other classes of capital stock of the Corporation shall not affect the exercise by the holders of the Preferred Stock of the voting rights herein provided for the election of directors;

          (5) So long as any Default Period continues, no Preferred Directors may be removed from office without the vote or consent of the holders of a majority of the Outstanding Preferred Stock, and any vacancy on the Board of Directors caused by the death, resignation or removal of any Preferred Director shall be filled by vote of the remaining Preferred Directors, unless the holders of a majority of the Preferred Stock then outstanding by written notice filed with the Corporation otherwise direct, or, if there is no remaining Preferred Director, such vacancies shall be filled by the holders of the Preferred Stock, voting as a class, at a special meeting of such holders called in the manner provided in the By-Laws;
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                                     - 9 -

          (6) Upon the termination of a Default Period, the terms of the Preferred Directors shall thereupon expire and the right of the holders of the Preferred Stock, as a class, to elect directors shall cease, subject to the revesting of such right in the event of the beginning of another Default Period.

     (b)  Certain Other Voting Rights.  So long as any shares of Preferred Stock
          ---------------------------
of any series shall be outstanding, and in addition to any other approvals or consents required by these Articles of Agreement, as amended, or by law, without the consent of the holders of at least two-thirds of the shares of Preferred Stock at the time outstanding, given either by their affirmative vote at a special meeting of the holders of the Preferred Stock called for that purpose, or, if permitted by law, in writing without a meeting:

          (7) The Corporation will not issue any shares of Prior Stock or Parity Stock or any securities convertible into shares of Prior Stock or Parity Stock;

          (8) The Corporation will not issue any shares of Preferred Stock (in addition to the 7,500 shares of Series A Preferred Stock, initially to be issued), or any securities convertible into such Preferred Stock, unless in each case

               (i) Available Net Earnings of the Corporation for any period of 12 consecutive calendar months within the 15 calendar months immediately preceding the date of the issuance of such Preferred Stock shall have been at least 150% of Pro-Forma Fixed Charges of the Corporation. As used herein the term "Available Net Earnings of the Corporation" for any period shall mean the Net Income of the Corporation for such period, plus, to the extent deducted in computing such Net Income, the sum of: (x) Federal and State income taxes,
                     (y) interest on indebtedness of the Corporation for borrowed money and (z) one third of rentals paid by the Corporation as lessee under all leases of real or personal property having an original term of (or renewable at the option of the lessor or the lessee for terms aggregating) more than 3 years; and the term "Pro-Forma Fixed Charges of the Corporation" shall mean, as of the date of the proposed issuance of any shares of Preferred Stock and after giving effect thereto and to the application of the proceeds thereof, the sum of (xx) the aggregate annual interest charges
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                                     - 10 -

                     on all indebtedness of the Corporation for borrowed money then to be outstanding, plus (yy) one third of the aggregate annual rentals payable under all leases of the type described in the foregoing clause (z) then to be in effect and (zz) the aggregate annual dividend requirements on all shares of Preferred Stock then to be outstanding;

               (ii) after giving effect to such proposed issue, Junior Stock Equity shall be not less than 200% of the aggregate amount payable upon all then outstanding shares of Preferred Stock upon the involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

               (iii) any provision made for the periodic retirement of shares of any series of such additional Preferred Stock through the operation of any sinking fund shall not become operative earlier than April 1, 1978 and shall not result in the retirement of such additional series of Preferred Stock at a rate in excess of the proportionate rate at which the shares of Series A Preferred Stock then outstanding are to be retired by reason of the sinking fund provided therefor in paragraph (d) of Section 1 of this subdivision B;

               (iv) the Corporation shall then or theretofore have paid or declared and set apart for payment all accrued and unpaid dividends upon all then outstanding shares of capital stock of the Corporation of every series or class, other than Junior Stock; and

               (v) the Corporation shall then or theretofore have deposited or applied all moneys which the Corporation shall then or theretofore have been required to deposit or apply with respect to the mandatory redemption or retirement of any then outstanding shares of its capital stock of any series or class other than Junior Stock;

          (9) The Corporation shall not sell, lease, convey, or otherwise dispose of all or substantially all of its properties or assets or voluntarily part with the control thereof or voluntarily liquidate,
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                                     - 11 -

               dissolve or wind up its business or be a party to any merger or consolidation;

          (10) The Corporation will not amend, alter or repeal, directly or indirectly, any of the provisions of these Articles of Agreement, as amended (other than an amendment, alteration or repeal of any of the provisions of this paragraph (b)), or of the By-Laws of the Corporation, which will affect adversely the rights, preferences or powers of the Preferred Stock or the holders thereof; and the Corporation will not amend, alter, or repeal, directly or indirectly, any of the provisions of this paragraph
               (b); provided, however, that an increase in the total number of shares of Preferred Stock (other than Series A Preferred Stock) which the Corporation shall have authority to issue shall not require the vote or approval of the holders of the Preferred Stock.

     SECTION 7.  No Preemptive Rights.  No holder of any Preferred Stock of any
     ---------   --------------------
series shall be entitled as such, as a matter of right (other than pursuant to conversion rights, if any, fixed by the holders of the Corporation's Common Stock in the resolution or resolutions providing for the issue of any series of Preferred Stock) to subscribe for, purchase or receive any shares of stock of the Corporation of any class or any obligation convertible into, or warrant or other instrument entitling the holder to purchase or receive, any stock of the Corporation of any class, which the Corporation may issue or sell, whether out of the shares of stock (or securities or other instruments) now authorized or hereafter authorized or out of shares of stock (or securities or other instruments) now authorized or hereafter authorized or out of shares of stock (or securities or other instruments) of the Corporation reacquired by it after issuance.

     PART B.  PROVISIONS RELATING TO THE SERIES A PREFERRED STOCK

     SECTION 1.  Designation, Dividend Rate, Optional Redemption Price and
     ---------   ---------------------------------------------------------
Sinking Fund.  (a)  Creation and Designation:  A series of the Preferred Stock
------------        ------------------------
consisting of 7,500 shares and designated as Series A Preferred Stock is hereby created.

     (b)  Dividends: The Series A Preferred Stock shall be entitled to receive
          ---------
out of any assets of the Corporation lawfully available for dividends, if, when and as declared by the Board of Directors of the Corporation, preferential cumulative dividends at the rate of $9.25 per share per annum and no more, payable quarterly on the first day of January, April, July, and October in each year. Such dividends on each share of Series A Preferred Stock shall accrue and be Cumulative from the date of issue thereof.
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                                     - 12 -

     (c)  Optional Redemption:  The redemption prices per share (herein called
          -------------------
"optional redemption price") for shares of Series A Preferred Stock redeemed at the option of the Corporation pursuant to the provisions of Section 5 of subdivision A of this Division I shall be as follows: $109.25 per share if redeemed on or before April 1, 1982; $105 per share if redeemed thereafter and on or before April 1, 1987; $103 per share if redeemed thereafter and on or before April 1, 1992; and $100 per share if redeemed thereafter; plus in each case an amount in cash equivalent to all dividends accrued or in arrears thereon (whether or not earned or declared) to and including the date of redemption; provided, however, that the Corporation shall not be entitled to redeem shares of the Series A Preferred Stock, pursuant to the provisions of this paragraph
(c), prior to April 1, 1987, by the application, directly or indirectly, of funds obtained through the issuance or creation of any indebtedness of the Corporation for money borrowed or the issuance by the Corporation of any Preferred Stock or Parity Stock or Prior Stock, having, in the case of any such indebtedness, an interest cost to the Corporation or, in the case of any such stock, a dividend rate (determined, in either case, in accordance with sound financial practice) of less than 9-1/4% per annum.

     (d)  Sinking Fund:  So long as any shares of Series A, Preferred Stock
          ------------
remain outstanding on or before April 1, 1978, and on April 1 of each year thereafter, the Corporation shall set aside a sum equal to the lesser of (i) $37,000 or (ii) the number of shares of Series A Preferred Stock then outstanding multiplied by $100, as and for a sinking fund for the Series A Preferred Stock. Funds so set aside for the sinking fund shall be applied by or at the direction of the Corporation on April 1 of each year, beginning with the year 1978, to the redemption of shares of Series A Preferred Stock at a price equal to $100 per share plus accrued and unpaid dividends, whether or not earned or declared, on each share so redeemed to and including the date fixed for such redemption, and in the manner, upon the notice and with the effect specified in
Section 5 of subdivision A of this Division I. Accrued and unpaid dividends on shares of Series A Preferred Stock to be redeemed through the sinking fund shall not be charged to funds deposited in the sinking fund but shall be paid out of the other funds of the Corporation.

     The obligation of the Corporation to set apart such sum or sums shall be cumulative so that, if the full amount required to be set apart as aforesaid in each such year for the sinking fund shall not be so set apart, the deficiency shall be made good thereafter as soon as funds shall become lawfully available therefor.

     (e)  Special Redemption Right:  Concurrently with the redemption of shares
          ------------------------
of the Series A Preferred Stock on April 1 of each of the years 1978 through 1983, both years inclusive, the Corporation may redeem, at the price, upon the notice and in the manner specified in foregoing paragraph (d) of this Section, an
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                                     - 13 -

additional number of shares of Series A Preferred Stock not exceeding the number of shares then being redeemed pursuant to the sinking fund provided for in foregoing paragraph (d) of this Section. The right of the Corporation to redeem shares of Series A Preferred Stock pursuant to this Paragraph (e) shall not be cumulative and the failure of the Corporation to redeem on any April 1 the full number of shares to which it is entitled pursuant to this paragraph (e) shall not increase the number of shares which it may redeem on any subsequent April l.

     (f)  Pro-Rata Redemption:  All shares of Series A Preferred Stock to be
          -------------------
redeemed at the option of the Corporation or pursuant to the sinking fund there for shall be selected pro rata, and there shall be so redeemed from each record holder, to the nearest whole share, that proportion of the shares then held by each record holder which the total number of shares so redeemed bears to the total number of shares of Series A Preferred Stock then outstanding.

     (g) All shares of Series A Preferred Stock redeemed, retired, purchased or otherwise acquired by the Corporation shall be cancelled and shall not be reissued as shares of Series A Preferred Stock.

     SECTION 2.  Additional Voting Rights of Series A Preferred Stock.  So long
     ---------   ----------------------------------------------------
as any shares of Series A Preferred Stock shall be outstanding, and in addition to any other approvals or consents required by law or by these Articles of Agreement or otherwise, without the consent of the holders of at least two-thirds of the shares of Series A Preferred Stock at the time outstanding as of a record date fixed by the Board of Directors, given either by their affirmative vote at a special meeting called for that purpose, or if permitted by law, in writing without a meeting:

     (a) The Corporation will not increase the number of shares of Series A Preferred Stock which the Corporation shall have authority to issue, or issue any securities convertible into shares of Series A Preferred Stock;

     (b) The Corporation shall not make any Restricted Stock Distributions unless, after giving effect thereto, the aggregate of all such Restricted Stock Distributions made, paid or declared during the period from January 1, 1976 to and including the date of the making, payment or declaration of the Restricted Stock Distribution in question, does not exceed the sum of (x) $800,000, plus (or, in the case of a deficit, minus) (y) Net Income of the Corporation accrued during such period (computing such Net Income on a cumulative basis for such entire period); and unless at the time of the making, payment or declaration of the proposed Restricted Stock Distribution, the conditions set forth in Section 3 of subdivision A of this Division I have been currently satisfied;

     (c) The Corporation will not amend, alter or repeal, directly or indirectly, any of the provisions of these Articles of Agreement, as amended (other than an amendment, alteration or repeal of any of the provisions of this Part B), or of the By-Laws of the Corporation, which will affect adversely the rights, preferences or powers of the Series A Preferred Stock or the holders thereof; and the Corporation will not amend, alter or repeal, directly or indirectly, any of the provisions of this Part B.

    PART C.   PROVISIONS RELATING TO THE SERIES B PREFERRED STOCK

   SECTION 1.  Designation, Dividend Rate, Optional Redemption Price and Sinking
   ---------   -----------------------------------------------------------------
Fund.  (a)  Creation and Designation:  A series of the Preferred Stock
----        ------------------------
consisting of 10,000 shares and designated as Series B Preferred Stock is hereby created.

     (b)  Dividends:  The Series B Preferred Stock shall be entitled to receive
          ---------
out of any assets of the Corporation lawfully available for dividends, if, when and as declared by the Board of Directors of the Corporation, preferential cumulative dividends at the rate of $15.50 per share per annum and no more, payable quarterly on the first day of January, April, July, and October in each year. Such dividends on each share of Series B Preferred Stock shall accrue and be cumulative from the date of issue thereof.

     (c)  Optional Redemption: The redemption price per share (herein called
          -------------------
"optional redemption price") for shares of Series B Preferred Stock redeemed at the option of the Corporation pursuant to the provisions of Section 5 of subdivision A of this Division I shall be as follows:

Price Per
Share                              If Redeemed During 12 Month Period Ending:
---------                          ------------------------------------------
     $115.5000                                   May 1, 1982
      114.6842                                   May 1, 1983
      113.8864                                   May 1, 1984
      113.0526                                   May 1, 1985
      112.2368                                   May 1, 1986
      111.4210                                   May 1, 1987
      110.6053                                   May 1, 1988
      109.7895                                   May 1, 1989
      108.9737                                   May 1, 1990
      108.1579                                   May 1, 1991
      107.3421                                   May 1, 1992
      106.5263                                   May 1, 1993
      105.7105                                   May 1, 1994
      104.8947                                   May 1, 1995
      104.0079                                   May 1, 1996
      103.2632                                   May 1, 1997

                                     - 15 -

      102.4474                                   May 1, 1998
      101.6316                                   May 1, 1999
      100.8158                                   May 1, 2000
      100.0000                                   May 1, 2001

plus in each case an amount in cash equivalent to all dividends accrued or in arrears thereon (whether or not earned or declared) to and including the date of redemption; provided, however, that prior to May 1, 1991, the Corporation shall not redeem shares of the Series B Preferred Stock pursuant to the provisions of this paragraph (c) in contravention of the provisions of the following paragraph
(f) of this Section l.

         (d)  Sinking Fund:  So long as any shares of Series B Preferred Stock
              ------------
remain outstanding, on or before May 1, 1982, and on May 1 of each year thereafter, the Corporation shall set aside a sum equal to the lesser of (i) $50,000 or (ii) the number of shares of Series B Preferred Stock then outstanding multiplied by $100, as and for a sinking fund for the Series B Preferred Stock. Funds so set aside for the sinking fund shall be applied by or at the direction of the Corporation on May 1 of each year, beginning with the year 1982, to the redemption of shares of Series B Preferred Stock at a price equal to $100 per share plus accrued and unpaid dividends, whether or not earned or declared, on each share so redeemed to and including the date fixed for such redemption, and in the manner, upon the notice and with the effect specified in
Section 5 of subdivision A of this Division I. Accrued and unpaid dividends on shares of Series B Preferred Stock to be redeemed through the sinking fund shall not be charged to funds deposited in the sinking fund but shall be paid out of the other funds of the Corporation.

         The obligation of the Corporation to set apart such sum or sums shall be cumulative so that, if the full amount required to be set apart as aforesaid in each such year for the sinking fund shall not be so set apart, the deficiency shall be made good thereafter as soon as funds shall become lawfully available therefore.

         (e)  Special Redemption Right:  Concurrently with the redemption of
              ------------------------
shares of the Series B Preferred Stock on May 1 of each of the years 1982 through 2000, both years inclusive, the Corporation may, except as otherwise provided in the following paragraph (f) of this Section 1, redeem, at the price, upon the notice and in the manner specified in the foregoing paragraph (d) of this Section 1, an additional number of shares of Series B Preferred Stock not exceeding the number of shares then being redeemed pursuant to the sinking fund provided for in foregoing paragraph (d) of this Section, provided that the aggregate number of shares of the Series B Preferred Stock so voluntarily redeemed shall not exceed 2,500. The right of the Corporation to redeem shares of Series B Preferred Stock pursuant to this paragraph (e) shall not be cumulative and the failure of the Corporation to redeem on any May 1 the full number of shares to which it is entitled pursuant to this paragraph
(e) shall not increase the number of shares which it may redeem on any subsequent May 1.

         (f)  Limitations on Redemptions Prior to May 1, 1991:  Except with
              -----------------------------------------------
respect to redemptions pursuant to the sinking fund provided for in the foregoing paragraph (d) of this Section 1, no redemption shall be made prior to May 1, 1991 as a part of a refunding or anticipated refunding operation involving, directly or indirectly, funds borrowed by the Company or any affiliate of the Company or funds received by the Company or any affiliate of the Company as proceeds from the sale of preferred stock (including, within the meaning of that term, Preferred Stock, Parity Stock or Prior Stock) having (i) an effective interest cost (in the case of borrowings) or dividend rate (in the case of preferred stock) of less than 15.50% per annum, or (ii) as of the date of proposed redemption, a Weighted Average Life to Maturity less than the remaining Weighted Average Life to Maturity of the Series B Stock. The "Weighted Average Life to Maturity" of any indebtedness for borrowed money or of any preferred stock means as at the time of the determination thereof the number of years obtained by dividing the then Remaining Dollar-Years of such indebtedness or preferred stock by the then outstanding principal amount of such indebtedness or by the par value plus paid-in capital received for the then outstanding preferred stock, as the case may be. The term "Remaining Dollar-Years" of any indebtedness for borrowed money or any preferred stock means the amount obtained by (i) multiplying the amount of each then remaining sinking fund, serial maturity or other required repayment or redemption, including repayment at final maturity or final mandatory redemption, by the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and the date of that required repayment or redemption, and (ii) totaling all the products obtained in (i).

         (g)  Pro-Rata Redemption:  All shares of Series B Preferred Stock to be
              -------------------
redeemed at the option of the Corporation or pursuant to the sinking fund therefor shall be selected pro rata, and there shall be so redeemed from each record holder, to the nearest whole share, that proportion of the shares then held by each record holder which the total number of shares so redeemed bears to the total number of shares of Series B Preferred Stock then outstanding.

         (h)  Cancellation of Series B preferred Stock Acquired by the
              --------------------------------------------------------
Corporation:  All shares of Series B Preferred Stock redeemed, retired,
-----------
purchased or otherwise acquired by the Corporation shall be cancelled and shall not be reissued as shares of Series B Preferred Stock.

    SECTION 2.  Limited Voting Rights of Series B preferred Stock
    ---------   -------------------------------------------------

         Except as provided in these Articles of Agreement, as amended, including paragraph (a) of Section 6 of subdivision A of this Division I providing limited contingent voting rights with respect to the election of certain directors and this Section 2, or as may be required by law, the holders of Series B Preferred Stock shall have no voting rights for the election of directors or in respect of any other matter.

         So long as any shares of Series B Preferred Stock shall be outstanding, and in addition to any other approvals or consents required by law or by these Articles of Agreement or otherwise, without the consent of the holders of at least two-thirds of the shares of Series B Preferred Stock at the time outstanding as of a record date fixed by the Board of Directors, given either by their affirmative vote at a special meeting called for that purpose, or, if permitted by law, in writing without a meeting:

         (a) The Corporation will not increase the number of shares of Series B preferred Stock which the Corporation shall have authority to issue, or issue any securities convertible into shares of Series B Preferred Stock;

         (b) The Corporation shall not make any Restricted Stock Distributions unless, after giving effect thereto, the aggregate of all such Restricted Stock Distributions made, paid or declared during the period from January 1, 1976 to and including the date of the making, payment or declaration of the Restricted Stock Distribution in question, does not exceed the sum of (x) $800,000, plus (or, in the case of a deficit, minus) (y) Net Income of the Corporation accrued during such period (computing such Net Income on a cumulative basis for such entire period); and unless at the time of the making, payment or declaration of the proposed Restricted Stock Distribution, the conditions set forth in Section 3 of subdivision A of this Division I have been currently satisfied;

         (c) The Corporation will not amend, alter or repeal, directly or indirectly, any of the provisions of these Articles of Agreement, as amended (other than an amendment, alteration or repeal of any of the provisions of this Part C, or of the By-Laws of the Corporation, which will affect adversely the rights, preferences or powers of the Series B Preferred Stock or the holders thereof; and the Corporation will not amend, alter or repeal, directly or indirectly, any of the provisions of this Part C.

    SECTION 3.   Other Provisions Applicable to the Series B
    ----------   -------------------------------------------
Preferred Stock.
---------------

         Other powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the Series B Preferred Stock shall be as provided in these Articles of Agreement, as amended.

                             PART D.  DEFINITIONS


         SECTION l.  As used in this Division I, the following terms shall have
         ---------
the following meanings:

         (a) The term "Common Stock" of any corporation shall mean stock of any class or classes (however designated) the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such a contingency;

         (b) The term "Junior Stock" shall mean and include the Common Stock, and shares of stock of any other class of the Corporation ranking junior to the Preferred Stock with respect to both the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation;

         (c) The term "Junior Stock Equity" shall mean the sum of the par or stated value of all outstanding Junior Stock plus (or minus in the case of a deficit) all earned and capital surplus (other than any capital surplus allocable to the Preferred Stock and other than surplus resulting from a revaluation, after January 1, 1977, of assets), determined in accordance with generally accepted accounting principles consistently applied;

         (d) The term "Net Income" of the Corporation for any period means the net income (or net loss) for such period (taken as a cumulative whole) of the Corporation available for dividends after all proper charges and reserves, determined in accordance with generally accepted accounting principles, provided that in any event

         (1) there shall be excluded net gains and net losses (which shall be determined by deducting from the gross proceeds of the sale or other disposition (A) all expenses allocable thereto and
                  (B) any income and excess profits tax allocable to any gain) in such period on the sale or other disposition, not in the ordinary course of business, of capital assets or investments or on the acquisition or retirement or sale or other disposition of shares of stock or other securities of the Corporation;

         (2) there shall be deducted depreciation (including obsolescence) and amortization determined in accordance with generally accepted accounting principles, in amounts approved by the independent public accountants of the Corporation at the time of certifying the annual financial statements of the corporation;

         (3) there shall be excluded the proceeds from any life insurance policies;

         (e) The terms "Prior Stock" and "Parity Stock" shall mean shares of stock of any class of the Corporation (other than the Preferred Stock) ranking prior to or on a parity with, as the case may be, the Preferred Stock with respect either to the payment of dividends or the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, and shall have no reference to the rate or amount of such dividends or distributions or to other terms of the shares;

         (f) The term "Restricted Stock Distribution" shall mean the declaration or payment of any dividend on, or the making of any other distribution on or in respect of, any share or shares of Junior Stock (other than a dividend or distribution solely in shares of Junior Stock) or the purchase, redemption or retirement of any share or shares of Junior Stock (except in exchange for or out of the net proceeds of the substantially concurrent sale of other shares of Junior Stock) or any warrants or other rights to acquire shares of Junior Stock. For the purposes of this definition the amount of any Restricted Stock Distribution declared, paid or distributed in property of the Corporation shall be deemed to be the book value of such property at the time of the making of the Restricted Stock Distribution in question.

         SECTION 2.   Computations and Financial Statements.  For the purposes
         ---------    -------------------------------------
of this Division I unless otherwise expressly provided, all computations shall be made and all financial statements shall be prepared in accordance with generally accepted accounting principles approved by independent public accountants who may be the independent public accountants regularly employed by the Corporation to examine its books and accounts.

                                  DIVISION II

                    PROVISIONS RELATING TO THE COMMON STOCK

         A.   Dividend Rights.  Subject to the restrictions and limitations
              ---------------
contained in these Articles of Agreement, as amended, relating to the Preferred Stock, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available for the purpose, such dividends as may be declared from time to time by the Board of Directors.

         B.   Voting Rights.  Subject to the restrictions and limitations
              -------------
contained in these Articles of Agreement, as amended, relating to the Preferred Stock, each holder of Common Stock of the Corporation shall be entitled to one vote for each share of Common Stock standing in his name upon the books of the Corporation.

                                  DIVISION III

                      INCONSISTENT OR CONFLICTING BY-LAWS

         A. To the extent any of the provisions of this Article IV are inconsistent with, or in conflict with, any of the provisions of the By-Laws of the Corporation, then the provisions of this Article IV shall control.

                                   ARTICLE V
                                   ---------

         The first meeting of the incorporators shall be held at the office of Louis E. Wyman, 45 Market Street, Manchester, New Hampshire, on the 23rd day of July, 1945, at 11:00 o'clock in the forenoon and we hereby waive all future notice of the same.


October 1, 1988